UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

BLADE AIR MOBILITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 East 34th Street

New York, NY 10016

(Address of principal executive offices, including zip code)

(212) 967-1009

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BLDE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	BLDEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2021, Blade Urban Air Mobility, Inc. (the “Buyer”), a wholly owned subsidiary of Blade Air Mobility, Inc. (“Blade”), entered into a purchase and sale agreement (the “Purchase Agreement”) with (i) JB3 Holdings, LLC and S. Wunsch LLC (the “Sellers”), (ii) Seth Bacon and Scott Wunsch (the “Seller Members”) and (iii) the target companies named therein (the “Trinity Companies”). Subject to the terms and conditions of the Purchase Agreement, the Buyer will acquire from the Sellers all of the equity interests in the Trinity Companies for $23.1 million in cash. The purchase price is subject to customary adjustments set forth in the Purchase Agreement relating to net working capital, transaction expenses and indebtedness. In addition, the Buyer has agreed to pay the Sellers additional consideration based on Contracted EBITDA (as defined in the Purchase Agreement) for each of 2021, 2022 and 2023 to the extent that Contracted EBITDA for such years exceeds specified thresholds, which payments may be made, in the Buyer’s discretion, in cash, shares of Blade common stock or a combination thereof, provided that any earn-out payment will be at least 70% cash.

The Purchase Agreement provides that closing of the transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) subject to specified materiality standards, the accuracy of the representations and warranties of each party and (ii) compliance by each party in all material respects with its covenants.

The Buyer, the Sellers, the Seller Members and the Trinity Companies have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Trinity Companies’ businesses during the period between the execution of the Purchase Agreement and closing of the transaction. The Buyer and the Seller Members have each agreed to indemnify the other party for certain liabilities, including liabilities arising from breaches of such party’s representations, warranties and covenants in the Purchase Agreement, in each case subject to the limitations set forth in the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1

Item 7.01	Regulation FD Disclosure.

On September 9, 2021, Blade issued a press release announcing the acquisition of the Trinity Companies. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1*	Purchase and Sale Agreement, dated as of September 2, 2021, among Blade Urban Air Mobility, Inc., the Target Companies, the Sellers and the Seller Members party thereto.
99.1	Press Release, dated September 9, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLADE AIR MOBILITY, INC.

Dated: September 9, 2021	By:	/s/ William A. Heyburn
	Name:	William A. Heyburn
	Title:	Chief Financial Officer